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                         ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is entered into as of November 22, 1996 (the "Signature Date"), effective as of November 1, 1996, by and between BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Buyer"), and SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP, a California general partnership (the "Seller").

     A. The Seller is engaged in the business (the "Subject Business") of providing orthopedic medical and surgical services and related medical and ancillary services to patients.

     B. The Buyer is engaged in the business of providing management, administrative, financial, marketing, information technology, and related services to professional medical organizations.

     C. Concurrently herewith, the Seller and the Buyer are entering into a Management Services Agreement (the "Management Services Agreement"), pursuant to which the Buyer will furnish to the Seller management, administrative, and related services.

     D. The Seller desires to sell, transfer, convey and assign to the Buyer and the Buyer desires to purchase from the Seller, certain of the assets, properties, interests in properties and rights of the Seller used in the Subject Business upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereby agree as follows:

     1. Transfer of Purchased Assets, Assumption of Liabilities and Related Matters.

          1.1 Transfer of Assets. On the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), the Seller shall sell, transfer, convey and assign to the Buyer, and the Buyer shall purchase, assume, and accept from the Seller, the


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following assets, properties, interests in properties and rights of the Seller
(the "Purchased Assets"), as the same shall exist immediately prior to the Closing, free and clear of all Claims (as defined below) (except Permitted Liens (as defined below)):

               (a) the medical equipment owned by the Seller and listed on
Schedule 1.1(a);

               (b) the furniture, furnishings, trade fixtures, and office equipment owned by the Seller and listed on Schedule 1.1(a);


               (c) the Seller's rights and interests under the equipment leases identified on Schedule 1.1(c), subject to the Buyer's assumption of the obligations accruing thereunder as provided in Section 1.3;

               (d)  the supplies described on Schedule 1.1(d);

               (e) the accounts receivable described on Schedule 1.1(e) (the "Accounts Receivable");

               (f) the Seller's rights and interests under the office leases identified in Schedule 1.1(f), subject to the Buyer's assumption of the obligations accruing thereunder as provided in Section 1.3;

               (g) the deposits identified on Schedule 1.1(g); and

               (h) any additional items identified on Schedule 1.1(h).

          1.2 Assets Not Being Transferred. All assets, properties, interests in properties, and rights of the Seller not expressly identified in Section 1.1 or the schedules referenced therein (the "Excluded Assets") are expressly excluded from the assets of the Seller being sold, assigned, or otherwise transferred to the Buyer. Without limiting the generality of the foregoing, the initial contributions made by the Seller (and/or by any of the physicians who are members of the medical group operated by the Seller) to Cooperative of American Physicians, Inc./Mutual Protection Trust in respect of professional liability coverage are Excluded Assets, and any refunds in respect of such contributions shall be the property of the Seller (and/or of such physicians).

          1.3 Liabilities Being Assumed. Except as otherwise provided herein and


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subject to the terms and conditions of this Agreement, simultaneously with the sale, transfer, conveyance and assignment to the Buyer of the Purchased Assets, the Buyer shall assume, and hereby agrees to pay when due, those liabilities accruing after the Closing Date under the equipment leases identified in
Schedule 1.1(c) and the office leases identified in Schedule 1.1(f) (the "Assumed Obligations").

          1.4 Liabilities Not Being Assumed. The Buyer is not assuming any liabilities or obligations of the Seller (fixed or contingent, known or unknown, matured or unmatured) whatsoever other than the Assumed Obligations. For convenience of reference, all liabilities and obligations of the Seller not being assumed by the Buyer are collectively referred to as the "Excluded Obligations."

          1.5 Instruments of Conveyance and Transfer, Etc. At the Closing, the Seller shall deliver (or cause to be delivered) to the Buyer such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment as shall be necessary to sell, transfer, convey and assign to the Buyer, in accordance with the terms hereof, title to the Purchased Assets, free and clear of all Claims (except Permitted

Liens), including, without limitation, the delivery of a Bill of Sale (the "Bill of Sale") substantially in the form of Exhibit A and the delivery of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") substantially in the form of Exhibit B attached hereto. Simultaneously therewith, the Seller shall take all steps as may be reasonably required to put the Buyer in possession and operating control of the Purchased Assets.

          1.6 Right of Endorsement, Etc. Effective upon the Closing, the Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney-in-fact of the Seller with full power of substitution, in the name of the Buyer, or the name of the Seller, on behalf of and for the benefit of the Buyer, to collect all accounts receivable assigned to the Buyer as provided herein, to endorse, without recourse, checks, notes and other

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instruments received in payment of such accounts receivable in the name of the
Seller, and to institute and prosecute, in the name of the Seller or otherwise, all proceedings which the Buyer may deem proper in order to assert or enforce any claim, right or title of any kind in or to the Purchased Assets (other than the Accounts Receivable), to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets (other than the Accounts Receivable) and to do all such acts and things in relation thereto as the Buyer may deem advisable. The foregoing powers are coupled with an interest and shall be irrevocable by the Seller, directly or indirectly, whether by the dissolution of the Seller or in any manner or for any reason.

          1.7 Further Assurances. The Seller shall pay or cause to be paid to the Buyer promptly any amounts which shall be received by the Seller after the Closing which constitute Purchased Assets, including all amounts paid to the Seller on account of the Accounts Receivable. The Seller shall, at any time and from time to time after the Closing, upon the reasonable request of the Buyer, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, transfers, conveyances, assignments or assurances as may reasonably be required for better selling, transferring, conveying, assigning and assuring to the Buyer, or for aiding and assisting in the collection of or reducing to possession by the Buyer, any of the assets, properties, interests in properties or rights being purchased by the Buyer hereunder. Any expenses incurred in connection with the foregoing shall be borne equally by the Buyer and the Seller.

          1.8 Assignment of Leases. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or attempted agreement to assign any office lease or equipment lease if an attempted assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Buyer or the Seller thereunder. The Seller shall use its best efforts, and the Buyer shall cooperate with the Seller, to obtain the consent of any such third party to the




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assignment thereof to the Buyer. If such consent is not obtained, the Seller shall cooperate with the Buyer in any arrangements reasonably necessary or desirable to provide for the Buyer the benefits (together with the obligations to perform) thereunder.

     2.   Purchase Price; Allocation.

          2.1 Purchase Price; Payment. The purchase price (the "Purchase Price") to be paid for the Purchased Assets shall consist of the following:

               (a) the sum of Three Million Seven Hundred Six Thousand Eight Hundred Ninety-Seven Dollars ($3,706,897) payable at the Closing to the Seller in cash; and

               (b) the sum of Two Million Two Hundred Twenty-Four Thousand Dollars ($2,224,000), representing fifty percent (50%) of the A/R Amount (as defined below), subject to adjustment and payable in accordance with Section 2.3.

          2.2 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in a statement (the "Statement of Allocation") reflecting the allocation set forth in Schedule 2.2 attached hereto. The parties acknowledge that the total of the accounts receivable amounts set forth in Schedule 2.2 (the "A/R Amount") represents the parties' best estimate of the total collectible amount of the accounts receivable assigned under this Agreement. The parties shall complete their respective tax returns for the period which includes the Closing Date in a manner that is consistent with the Statement of Allocation.

          2.3 Accounts Receivable Payment. The portion of the Purchase Price specified in Section 2.1(b) is subject to adjustment and shall be paid as follows:

               (a) Within fifteen (15) days after the earlier of (i) the date which occurs one year after the Commencement Date hereunder or (ii) the date on which an initial public offering of the Buyer's common stock pursuant to the Securities Act of 1933 is consummated (the "Determination Date"), the Buyer shall furnish to the Seller a statement setting forth the


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amount of collections received by the Buyer in payment of the Accounts
Receivable as of the Determination Date (the "A/R Collections"), including detail of write-offs of any of the Accounts Receivable, the remaining outstanding balances of the Accounts Receivable, and any other detail relating thereto as the Seller may reasonably request. The amount by which the A/R Collections exceed the sum of $2,224,000 is hereinafter referred to as the "A/R Balance." The Buyer shall deliver to the Seller a check in an amount equal to the A/R Balance together with the statement referred to in this Section 2.3(a).


               (b) The parties shall confer promptly after the Seller's receipt of the notice and check described in Section 2.3(a) for the purpose of determining the amount of collections then anticipated to be realized after the Determination Date in respect of the then- outstanding Accounts Receivable. If the parties agree on an amount that represents the amount of such collections anticipated to be realized, the Buyer shall promptly pay such amount to the Seller in full satisfaction of the Buyer's obligation to purchase the Accounts Receivable hereunder. If the parties fail to so agree, the Buyer shall pay to the Seller on a monthly basis, within fifteen (15) days after the end of each month, commencing with the month next following the month in which the Determination Date occurred, an amount equal to the actual amount of collections received by the Buyer during the prior month in respect of any of the then-outstanding Accounts Receivable, such payments to continue until the Accounts Receivable have been collected in full or agreed by the parties to be written off. It is the intention of the parties that an amount equal to any and all payments received by the Buyer in respect of the Accounts Receivable be paid by the Buyer to the Seller.

               (c) All payments by patients and third party payors shall be accounted for on a first-in-first-out basis unless any such payment is identified as a payment in respect of a particular invoice or otherwise is designated as payment of a particular invoice or for a particular service.

     3.   Representations and Warranties.

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          3.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer, as of the Signature Date hereof, as follows:

               (a) Organization; Good Standing; Qualification and Power. The Seller is a general partnership duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller has delivered to the Buyer a true and correct copy of its General Partnership Agreement, as in effect on the date hereof.

               (b) Authority. The execution, delivery and performance of this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary partnership action on the part of the Seller. This Agreement, the Bill of Sale, and the Assignment and Assumption Agreement have been duly and validly executed and delivered by the Seller and constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance by the Seller of this Agreement, the Bill of Sale, or the Assignment and Assumption Agreement nor the consummation by the Seller of the transactions contemplated hereby or thereby, nor compliance by the Seller with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the General Partnership Agreement of the Seller, (ii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease,

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mortgage, indenture, license or other instrument, obligation or agreement to which the Seller is a party or by which it or any of its respective properties or assets may be bound or (iii) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Seller or any of its respective properties or assets. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Seller of this Agreement or the consummation of the transactions contemplated hereby.



               (c) Title to Assets, Properties, Interests in Properties and Rights and Related Matters.

                    (i) The Seller has good and valid title to all of the Purchased Assets, free and clear of all security interests, judgments, liens, pledges, claims, charges, escrows, encumbrances, easements, options, rights of first refusal, rights of first offer, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money (collectively, "Claims"), of any kind or character, except for (i) those Claims set forth on Schedule 3.1(c) and (ii) Permitted Liens.

                    (ii) There does not exist any condition which materially interferes with the economic value or use (consistent with the Seller's past practice) of any tangible personal property included in the Purchased Assets and such property is in good operating condition and repair, reasonable wear and tear excepted.

                    (iii) The Seller has the complete and unrestricted power and the unqualified right to sell, transfer, convey and assign the Purchased Assets, and this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement are sufficient to sell, transfer, convey and assign to the Buyer all right, title and interest of the Seller in and to the Purchased


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Assets, free and clear of all Claims (other than Permitted Liens) and to vest in the Buyer good and valid title thereto.


                    (iv) As used in this Agreement, "Permitted Liens" shall mean
(i) any lien for current taxes not yet due and payable, (ii) liens of carriers, warehousemen, mechanics and materialmen created in the ordinary course of the Subject Business for amounts not yet due and payable which do not materially detract from the value or impair the use of any property or assets and (iii) in the case of Purchased Assets, liens incurred in the ordinary course of the Subject Business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits.

               (d) Litigation. Except as set forth on Schedule 3.1(d), there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Seller, threatened against the Seller, the Purchased Assets or the Subject Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (ii) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Seller or affecting the Purchased Assets or the Subject Business. The Seller has delivered to the Buyer all documents and correspondence relating to matters referred to in said Schedule 3.1(d).

               (e) Compliance; Governmental Authorizations. The Seller has complied in all material respects with all applicable Federal, state, local or foreign laws, ordinances, regulations and orders. The Seller has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Subject Business the lack of which would have a material adverse effect on the Buyer's ability to operate the Subject Business after the Closing on substantially the same basis as presently operated, such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or threatened to revoke or limit any thereof. None of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

               (f) Disclosure. Neither this Agreement (including the Exhibits and Schedules attached hereto) nor any other document, certificate or written statement furnished to the Buyer by or on behalf of the Seller in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          3.2 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller, as of the Signature Date hereof, as follows:

               (a) Organization, Good Standing and Power. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the Assignment and Assumption Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in all jurisdictions in which the failure to be so qualified and in good standing to do business could reasonably be expected to have a material adverse effect on the business, assets, operations, results of operations or affairs of the Buyer.

               (b) Authority. The execution, delivery and performance of this Agreement and the Assignment and Assumption Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement and the Assignment and Assumption Agreement have been duly and validly executed and delivered by the Buyer, and both constitute valid and binding obligations of the Buyer, enforceable in accordance with their respective terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance by the Buyer of this Agreement or the Assignment and Assumption Agreement, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, nor compliance by the Buyer with any provision hereof or thereof, will (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or By- laws of the Buyer, (ii) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Buyer is a party or by which it or any of its properties or assets is or may be bound or (iii) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Buyer or any of its properties or assets. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated hereby.



     4.   Conditions of Closing.

          4.1 Conditions of Each Party's Obligations. The obligations of the Seller to sell the Purchased Assets, and of the Buyer to purchase the Purchased Assets, are subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Seller and the Buyer:

               (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental agency or authority necessary for the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.



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               (b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect. Each party agrees to use its best efforts to have any such injunction or order lifted.

               (c) Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

               (d) Related Agreements. Each of the related agreements identified in Section 4.4 hereof (collectively, the "Related Agreements") shall have been fully executed and delivered prior to or at the Closing by all of the parties required to execute and deliver such agreements.

          4.2 Conditions of Obligations of the Buyer. The obligation of the Buyer to purchase the Purchased Assets is subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Buyer:

               (a) Representations and Warranties. The representations and warranties of the Seller set forth in Section 3.1 shall in each case be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made at and as of the Closing.

               (b) Performance of Obligations. The Seller shall have performed all obligations required to be performed by it under this Agreement prior to and at the Closing.

               (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Seller and the Seller shall have full power and right to consummate the transactions contemplated hereby and thereby.

               (d) Consents and Approvals. The Seller shall have delivered to the Buyer duly executed copies of (i) consents to the assignment of the office leases and equipment leases listed on Schedules 1.1(c) and 1.1(f) and (ii) all other approvals, if any, required by this Agreement or the Schedules, in each case in form and substance satisfactory to the Buyer and counsel to the Buyer.

               (e) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any

Federal, state, local or foreign governmental commission, board or other regulatory body which are required for or in connection with the execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby shall have been obtained or made.

          4.3 Conditions of Obligations of the Seller. The obligation of the Seller to sell the Purchased Assets to the Buyer is subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by the Seller:

               (a) Representations and Warranties. The representations and warranties of the Buyer set forth in Section 3.2 shall in each case be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing.

               (b) Performance of Obligations. The Buyer shall have performed all obligations required to be performed by it under this Agreement prior to and at the Closing, and the Seller shall have received a certificate signed by an authorized officer of the Buyer to that effect.

               (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Buyer.


               (d) Consents and Approvals. The Seller shall have received duly executed copies of (i) consents to the assignment of the office leases and equipment leases listed on Schedules 1.1(c) and 1.1(f) and (ii) all other approvals, if any, required by this Agreement or the Schedules, in each case in form and substance satisfactory to the Seller and counsel to the Seller.

               (e) Government Consents, Authorizations, Etc. All consents, authorizations, orders or approvals of, and filings or registrations with, any Federal, state, local or foreign governmental commission, board or other regulatory body which are required for or in connection with the execution and delivery by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby shall have been obtained or made.

          4.4 Related Agreements. The Related Agreements referred to in this Agreement consist of the following:

               (a) the Management Services Agreement, entered into by and between the parties hereto;

               (b) the Restricted Stock Agreements, entered into by and between the Buyer and each of the Eligible Parties, respectively;

               (c) the Stockholder Non-Competition Agreements, entered into by and between the Seller, the Buyer, and each of the Eligible Parties, respectively;

               (d) the Office Subleases relating to each of the medical offices identified in Schedule 1.1(f), entered into by and between the parties hereto; and

               (e) the Medical Equipment Master Lease, entered into by and between the parties hereto.

     5.   Closing.

          5.1 Date. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall be deemed to have taken place at 12:01 a.m.

on November 1, 1996 (the "Closing Date"), irrespective of the actual date(s) and time(s) that all of the documents required hereunder are executed and delivered.

          5.2 Closing Transactions. At the Closing, the parties shall take the actions and deliver the documents identified in this Section 5.2. The Closing shall not be deemed to have taken place, and the transactions contemplated by this Agreement shall not be deemed to have been consummated, unless all of the closing transactions identified in this Section 5.2 have been completed or waived in writing by the parties.

               (a) The Seller shall deliver to the Buyer an executed copy of the Bill of Sale;

               (b) Each of the parties shall execute and deliver to the other a copy of the Assignment and Assumption Agreement;

               (c) The Buyer shall deliver to the Seller a corporate check for that portion of the Purchase Price specified in Section 2.1(a) hereof;

               (d) Each of the parties shall execute and deliver to the other a fully executed copy of the Management Services Agreement;

               (e) The Seller shall deliver Restricted Stock Agreements to the Buyer executed respectively by each of the Eligible Parties (as defined in Schedule III, Section F, of the Management Services Agreement), and the Buyer shall execute and deliver to the Seller Restricted Stock Agreements for each of the Eligible Parties, respectively;

               (f) The Buyer shall deliver to the Seller stock certificates issued in the names of the Eligible Parties as required under the terms of the Restricted Stock Agreements.

               (g) The Seller shall deliver Stockholder Non-Competition

Agreements to the Buyer executed by the Seller and by each of the Eligible Parties, respectively;

               (h) Each of the parties shall execute and deliver to the other an Office Sublease relating to each of the premises identified in Schedule 1.1(f); and

               (i) Each of the parties shall execute and deliver to the other a copy of the Medical Equipment Master Lease.

     6.   Indemnification.

          6.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

               (a) "Affiliate", as to any person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such person.

               (b) "Buyer Indemnification Event" shall mean the following:

                    (i) (A) the untruth, inaccuracy or breach of any representation or warranty of the Seller contained in this Agreement, any Schedule or Exhibit attached hereto or any certificate delivered by the Seller in connection herewith (or any facts or circumstances constituting any such untruth, inaccuracy or breach) or (B) the breach of any agreement or covenant of the Seller contained in this Agreement;

                    (ii) the assertion against the Buyer or any Buyer Indemnified Person of any liability or obligation arising from, relating to, or in any way connected with the operation of the Subject Business prior to the Closing;

                    (iii) the assertion against the Buyer or any Buyer Indemnified Person of any Excluded Obligation; and

                    (iv) any non-compliance by the Seller with the "bulk sales laws" of California to the extent that such laws may be applicable to the transactions contemplated hereby.

               (c) "Buyer Indemnified Persons" shall mean and include the Buyer and its officers, directors, and employees.


               (d) "Indemnified Persons" shall mean the Buyer Indemnified Persons or the Seller Indemnified Persons, as the case may be.

               (e) "Indemnifying Person" shall mean the Buyer or the Seller.


               (f)  "Losses" shall mean any and all losses,
claims, damages, liabilities,
expenses (including reasonable attorneys' and accountants' fees), assessments, tax deficiencies and taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from any matter which is the subject of indemnification under Section 6.2.

               (g) "Seller Indemnification Event" shall mean (i) the untruth, inaccuracy or breach of any representation or warranty of the Buyer contained in this Agreement, any Schedule or Exhibit attached hereto or any certificate delivered by the Buyer in connection herewith (or any facts or circumstances constituting any such untruth, inaccuracy or breach) or (ii) the breach of any agreement or covenant of the Buyer contained in this Agreement.

               (h) "Seller Indemnified Persons" shall mean and include the Seller and its partners and employees.

          6.2  Indemnification Generally.

               (a) Buyer Indemnification. The Seller shall indemnify, defend and hold harmless the Buyer Indemnified Persons, and each of them, from and against any and all Losses resulting from Buyer Indemnification Events.

               (b) Seller Indemnification. The Buyer shall indemnify, defend and hold harmless the Seller Indemnified Persons, and each of them, from and against any and all Losses resulting from Seller Indemnification Events.

          6.3 Assertion of Claims. No claim, demand, suit or cause of action shall be brought under Section 6.2 unless the Indemnified Persons, or any of them, give the Indemnifying Person written notice of the existence of any such claim, demand, suit or cause of action, stating with particularity the nature and basis of said claim, and the amount thereof, to the extent known, and providing to the extent reasonably available all written documentation relating thereto. Such written notice shall be delivered to the Indemnifying Person as soon as practicable upon receipt of actual knowledge of such claim, demand, suit or cause of action; provided, however, that the failure to provide such written notice shall not affect the Indemnified Persons' right to indemnification hereunder if failure to provide such written notice does not materially adversely affect the Indemnifying Person. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the applicable survival date, if any, for the enforcement of their rights under Section 6.2.

          6.4  Notice and Defense of Third Party Claims.

               (a) In the event any action, suit or proceeding is brought by a third party against an Indemnified Person, with respect to which an Indemnifying Person may have liability under Section 6.2, the action, suit or proceeding shall, upon the written agreement of the Indemnifying Person that it is obligated with respect to such action, suit or proceeding, be defended (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) and, unless otherwise provided below, controlled by such Indemnifying Person. The Indemnified Persons shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Persons, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Person in connection with the defense of such action, suit or proceeding, (ii) the Indemnifying Person shall fail actively and diligently to defend such action, suit or proceeding, (iii) the Indemnified Persons shall have reasonably concluded that such action, suit or proceeding involves to a significant extent matters beyond the scope of the indemnity agreement contained in Section 6.2 or (iv) the Indemnified Persons shall have reasonably concluded that there may be one or more legal or equitable defenses available to the Indemnified Persons which are different from or additional to those available to the Indemnifying Person, in any of which events the Indemnifying Person shall not have the right to direct the defense of such action, suit or proceeding on behalf of the Indemnified Persons and that portion of any fees and expenses of counsel related to matters covered by the indemnity agreement and contained in
Section 6.2
shall be borne by the Indemnifying Person. The Indemnified Persons shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not they are so represented. The Indemnifying Person shall make available to the Indemnified Persons and their attorneys and accountants all books and records of the Indemnifying Person relating to such action, suit or proceeding and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

               (b) The Indemnifying Person shall not make any settlement of any action, suit or proceeding without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld; provided, however, that in the event the Indemnified Persons refuse to consent to a settlement acceptable to the Indemnifying Person which is capable of settlement by the payment of money only and the Indemnifying Persons shall demonstrate to the reasonable satisfaction of the Indemnified Persons their ability to pay such amount, the Indemnifying Person may pay the amount of the proposed settlement to the Indemnified Persons and shall thereupon be released from any further liability with respect to such action, suit or proceeding.

          6.5 Survival of Representations, Warranties and Covenants. The representations and warranties of the Seller contained in Section 3.1 and the representations and warranties of the Buyer contained in Section 3.2 shall survive the Closing and shall terminate forty-five (45) days following the first anniversary of the Closing Date; provided, however, that the representations and warranties of the Seller set forth in Sections 3.1(a), 3.1(b), 3.1(c) and 3.1(e), and the representations and warranties of the Buyer set forth in Sections 3.2(a) and 3.2(b), shall survive the Closing and remain in full force and effect until the expiration of the statute of limitations, if any, applicable to the matters set forth therein (and indefinitely if none).

     7. Non-Competition. The parties hereby acknowledge that they have entered into an agreement regarding non-competition, as set forth in Section 15 of the Management Services Agreement (identified at Recital C hereof).

     8.   Repurchase of Assets.
          The Purchased Assets, except for the Accounts Receivable, are subject to repurchase by the Seller from the Buyer upon termination of the Management Services Agreement in accordance with Section 13.5 of the Management Services Agreement.

     9.   Amendment, Modification and Waiver.
          This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties. The waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered as a waiver by such party of any other covenant, condition or promise. The delay in pursuing any remedy or in insisting upon full performance for any breach or failure of any covenant, condition or promise shall not prevent a party from later pursuing any remedies or insisting upon full performance for the same or any similar breach or failure.



     10.  Miscellaneous.

          10.1 Transfer Taxes, Etc. The Seller and the Buyer shall each pay one-half (1/2) of all sales, use and excise taxes and all registration, recording or transfer taxes which may be payable in connection with the transactions contemplated by this Agreement.

          10.2 Entire Agreement. This Agreement (including the recitals hereof and the Schedules and the Exhibits attached hereto), together with the related agreements referenced herein, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, representations, warranties and understandings, either oral or written, between the parties with respect thereto.

          10.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

          10.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier (if an addressee has set forth a telecopy number below), sent by nationally-recognized overnight courier or sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Buyer, to:

               Bone, Muscle and Joint, Inc.
               4800 North Federal Highway, Suite 104D
               Boca Raton, Florida  33431
               Attention:  President
               Telecopier:  (561) 391-1389

          with a copy to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza
               New York, New York  10112
               Attention:  Jeffrey S. Held, Esq.
               Telecopier:  (212) 408-2420

          if to the Seller, to:

               Southern California Orthopedic
               Institute Medical Group
               6815 Noble Avenue
               Van Nuys, California  91405
               Attention:  Managing Partner
               Telecopier:  (818) 901-6680

          in each case, with a copy to:

               Saphier and Heller Law Corporation
               1900 Avenue of the Stars, Suite 1900
               Los Angeles, California 90067
               Attention:  Michael D. Saphier, Esq.
               Telecopier:  (310) 286-7821

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in California are not required to be open.


          10.5 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          10.6 Bulk Sales Compliance. The Buyer hereby waives compliance by the Seller with the provisions of the "bulk sales laws" of any state which may be applicable to the transactions contemplated hereby; provided, however, that the Seller shall indemnify the Buyer in connection with such noncompliance to the extent provided in Article 6 hereof.

          10.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively lie in any federal or state court located in the State of California. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the jurisdiction of such courts for themselves and in respect of their property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties hereto shall act in good faith and shall refrain from taking any actions to circumvent or frustrate the provisions of this Agreement.

          10.8 Attorneys' Fees. In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

          10.9 Benefits of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party without the consent of the other parties hereto, and any purported assignment without such consent shall be null and void.

          10.10 Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf effective as of the day and year first above written.

                                             BONE, MUSCLE AND JOINT, INC.



By:_/s/ Naresh Nagpal, M.D., President_______________
                                                  Naresh Nagpal, M.D., President
                                                  and Chief Executive Officer


                                             SOUTHERN CALIFORNIA ORTHOPEDIC
                                             INSTITUTE MEDICAL GROUP

                                             JAMES M. FOX, M.D., INC.


By:_/s/ James M. Fox, M.D., President________________
                                                  James M. Fox, M.D., President


                                             WILSON DEL PIZZO, M.D., INC.

By:_/s/ Wilson Del Pizzo, M.D._______________________
                                                  Wilson Del Pizzo, M.D.,
                                                  President




                          [Signatures Continued]

                                             MARC J. FRIEDMAN, M.D., INC.


By:_/s/ Marc J. Friedman, M.D., Inc._________________
                                                  Marc J. Friedman, M.D.,
                                                  President


------------------------------------------
                              STEPHEN J. SNYDER, M.D.



------------------------------------------
                              RICHARD D. FERKEL, M.D.



------------------------------------------
                              TODD D. MOLDAWER, M.D.



------------------------------------------

                              GREGORY J. HANKER, M.D.


                                             HERBERT DENNIS HUDDLESTON,
                                             M.D., INC.


By:_/s/ Herbert Dennis Huddleston, M.D., President___________

                                                  Herbert Dennis Huddleston,
                                                  M.D., President



------------------------------------------
                              A. ELIZABETH BLOZE, M.D.



------------------------------------------
                              TODD D. MOLNAR, M.D.


                                             TREVOR P. LYNCH, M.D., A Medical
                                             Corporation


By:_/s/ Trevor P. Lynch, M.D., President____________________
                                                  Trevor P. Lynch, M.D.,
                                                  President



                          [Signatures Continued]

                                             SAUL M. BERNSTEIN, M.D., INC.


By:__________________________________________________
                                                  Saul M. Bernstein, M.D.,
                                                  President




------------------------------------------
                              STEVEN A. SCHOPLER, M.D.



------------------------------------------
                              RONALD P. KARZEL, M.D.




------------------------------------------
                              HRAIR E. DARAKJIAN, M.D.



------------------------------------------
                              JONATHAN S. JAIVIN, M.D.



------------------------------------------
                              DONALD A. WISS, M.D.



------------------------------------------
                              PATRICIA C. McKEEVER, M.D.

                              Schedule 1.1(a)





                   MEDICAL EQUIPMENT, FURNITURE, FURNISHINGS,
                      TRADE FIXTURES, AND OFFICE EQUIPMENT




                              See following pages.

                                 Schedule 1.1(c)


                                EQUIPMENT LEASES




                              See following pages.

                                 Schedule 1.1(d)


                                    SUPPLIES





     All of the medical supplies, office supplies, postage, and printed materials owned by the Medical Group and located on the premises of any of the Medical Group's offices at 12:01 a.m. on the Closing Date hereunder.

                                 Schedule 1.1(e)



                               ACCOUNTS RECEIVABLE







     All of the accounts receivable of the Medical Group the payment of which would constitute "Collections" as defined in Section 5.3(d)(ii) of the Management Services Agreement, determined as of 12:01 a.m. of the Closing Date hereunder.

                                 Schedule 1.1(f)



                                  OFFICE LEASES




     1. Suite Lease between SCVMC, Inc., as Lessor, and Medical Group, as Lessee, dated December 15, 1995 for premises commonly known as 23861 McBean Parkway, Suite A-4, Valencia, California 91355.

     2. Suite Lease between SCVMC, Inc., as Lessor, and Medical Group, as Lessee, dated May 6, 1992 for premises commonly known as 23861 McBean Parkway, Suite A-2, Valencia, California 91355.

     3. Lease between Paris Nourafchan and PRG Investments West dba West Hills Plaza Associates, as Landlord, and Medical Group, as Tenant, dated April 30, 1993 for premises commonly known as 7230 Medical Center Drive, Suite 400, West Hills, California 91307.

     4. Office Sharing Agreement between Sharon K. Muenchow, M.D. and Medical Group dated August 1, 1995 for the premises commonly known as 800 South Fairmont, Suite 325, Pasadena, California 91105.

     5. WBC/SCOI Operating Agreement between W. B. Christiansen, M.D., as Sublessor, and Medical Group, as Sublessee, dated August 8, 1995 for the premises commonly known as 2026 21st Street, Suite B, Bakersfield, California 93301.

                                 Schedule 1.1(g)



                                    DEPOSITS







1.   Security deposits under leases of                     $4,200
     offices located in Valencia, California
     (Schedule 1.1(f), items #1 and #2)



2.   Security deposit under lease of                        5,880
     office located in West Hills, California
     (Schedule 1.1(f), item #3)

                                                          -------



                              Total:                      $10,080


                                 Schedule 1.1(h)



                                ADDITIONAL ITEMS





                                      None

                                  Schedule 2.2



                          ALLOCATION OF PURCHASE PRICE






          Medical Equipment, Furniture,           $1,441,920

          Furnishings, Trade Fixtures,
          and Office Equipment

          Supplies                                $   30,897

          Fifty Percent (50%) of the              $2,224,000
          estimated collectible amount
          of Accounts Receivable

          Deposits                                $   10,080
                                                  ----------

                    SUBTOTAL:                     $3,706,897


          Fifty Percent (50%) of the              $2,224,000
          estimated collectible amount
          of Accounts Receivable,
          subject to adjustment in
          accordance with Section 2.3


                    TOTAL:                        $5,930,897


                                 Schedule 3.1(c)


                                     CLAIMS




                                      None

                                 Schedule 3.1(d)


                                   LITIGATION



                 See Management Services Agreement, Schedule 6.8

                                    Exhibit A



                                  BILL OF SALE


     Southern California Orthopedic Institute Medical Group, a California general partnership (the "Seller"), hereby sells, conveys, transfers, assigns and delivers to Bone, Muscle and Joint, Inc., a Delaware corporation (the "Buyer"), the following assets, properties, interests in properties and rights of the Seller (collectively, the "Purchased Assets"):



          (a) the medical equipment owned by the Seller and listed on Schedule 1.1(a) of that certain Asset Purchase Agreement between the Seller and the Buyer entered into as of the date hereof (the "Asset Purchase Agreement");

          (b) the furniture, furnishings, trade fixtures, and office equipment owned by the Seller and listed on Schedule 1.1(a) of the Asset Purchase Agreement;

          (c) the Seller's rights and interests under the equipment leases identified on Schedule 1.1(c) of the Asset Purchase Agreement, subject to the Buyer's assumption of the obligations accruing thereunder from and after the date hereof;

          (d) the supplies described on Schedule 1.1(d) of the Asset Purchase Agreement;

          (e) the accounts receivable described on Schedule 1.1(e) of the Asset Purchase Agreement;

          (f) the Seller's rights and interests under the office leases identified in Schedule 1.1(f) of the Asset Purchase Agreement, subject to the Buyer's assumption of the obligations accruing thereunder from and after the date hereof;

          (g) the deposits identified on Schedule 1.1(g) of the Asset Purchase Agreement; and

          (h) any additional items identified on Schedule 1.1(h) of the Asset Purchase Agreement.


All assets, properties, interests in properties, and rights of the Seller not expressly identified above or in the schedules referenced in the Asset Purchase Agreement (the "Excluded Assets") are expressly excluded from the assets of the Seller being sold, assigned, or otherwise transferred to the Buyer.

     To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern.

     IN WITNESS WHEREOF, the Seller has executed this instrument, by its duly authorized Managing Partner, as of November 22, 1996, effective as of November 1, 1996.


                              SOUTHERN CALIFORNIA ORTHOPEDIC
                              INSTITUTE MEDICAL GROUP


By:__/s/ Gregory J. Hanker, M.D.________
                                   Gregory J. Hanker, M.D.,
                                   Managing Partner

                                    Exhibit B


                       ASSIGNMENT AND ASSUMPTION AGREEMENT



     THIS AGREEMENT (the "Agreement") is entered into as of _______________, by and between Southern California Orthopedic Institute Medical Group ("Assignor") and Bone, Muscle and Joint, Inc. ("Assignee").

     A. Pursuant to the terms of the Asset Purchase Agreement dated the date hereof (the "Asset Purchase Agreement"), between Assignor, as Seller, and Assignee, as Buyer, Assignor has concurrently with the delivery hereof, sold, conveyed, transferred, assigned and delivered to Assignee certain assets of Assignor (the "Purchased Assets"), which are specifically identified in the Asset Purchase Agreement.

     B. In partial consideration of the Purchased Assets, the Asset Purchase Agreement provides that Assignee shall assume certain liabilities of Assignor, identified in Section 1.3 of the Asset Purchase Agreement.

     NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

     1.   Assignment; Assumption.


          Assignor hereby assigns, transfers and delivers to Assignee, and Assignee does hereby accept, all of Assignor's rights, titles, and interests, legal and equitable, in, to and under the equipment leases identified in
Schedule 1.1(c) of the Asset Purchase Agreement and the office leases identified in Schedule 1.1(f) of the Asset Purchase Agreement (the "Assigned Contracts"), and Assignee agrees to assume and to pay when due, those liabilities accruing from and after the date hereof under the Assigned Contracts and to observe, perform, and comply with the covenants, restrictions, limitations, and conditions imposed upon Assignor under the Assigned Contracts.

     2.   Limitation of Assumption.

          2.1 Right to Contest Obligations.

               Nothing contained in this Agreement shall require that Assignee perform, pay or discharge any obligation expressly assumed hereby so long as Assignee shall in good faith contest or cause to be contested the amount or validity thereof.

          2.2  Obligations Not Assumed.

               Other than as specifically stated above, Assignee is not assuming any liabilities or obligations of the Assignor (fixed or contingent, known or unknown, matured or unmatured) whatsoever.

     To the extent there is a conflict between the terms and provisions of this Assignment and Assumption Agreement and the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall govern.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              SOUTHERN CALIFORNIA ORTHOPEDIC
                              INSTITUTE MEDICAL GROUP
                              ("Assignor")



By:__/s/ Gregory J. Hanker, M.D., Managing Partner________
                                   Gregory J. Hanker, M.D.,
                                   Managing Partner



                              BONE, MUSCLE AND JOINT, INC.
                              ("Assignee")


By:___/s/ Naresh Nagpal, M.D., President__________________
                                   Naresh Nagpal, M.D., President

                                   and Chief Executive Officer

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                          BONE, MUSCLE AND JOINT, INC.

                                       AND

             SOUTHERN CALIFORNIA ORTHOPEDIC INSTITUTE MEDICAL GROUP






                        Effective as of November 1, 1996

                                TABLE OF CONTENTS





Article                                                             Page
-------                                                             ----



1.   Transfer of Purchased Assets, Assumption of Liabilities and
     Related Matters ...............................................  2

     1.1  Transfer of Assets .......................................  2

     1.2  Assets Not Being Transferred .............................  2

     1.3  Liabilities Being Assumed ................................  3

     1.4  Liabilities Not Being Assumed ............................  3

     1.5  Instruments of Conveyance and Transfer, Etc. .............  3

     1.6  Right of Endorsement, Etc. ...............................  3

     1.7  Further Assurances .......................................  4

     1.8  Assignment of Leases .....................................  4


2.   Purchase Price; Allocation ....................................  5

     2.1  Purchase Price; Payment ..................................  5

     2.2  Allocation of Purchase Price .............................  5

     2.3  Accounts Receivable Payment ..............................  5



3.   Representations and Warranties ................................  7

     3.1  Representations and Warranties of the Seller .............  7

     3.2  Representations and Warranties of the Buyer .............. 10


4.   Conditions of Closing ......................................... 11

     4.1  Conditions of Each Party's Obligations ................... 11

     4.2  Conditions of Obligations of the Buyer ................... 12

     4.3  Conditions of Obligations of the Seller .................. 13

     4.4  Related Agreements ....................................... 14

5.   Closing ....................................................... 14


     5.1  Date ..................................................... 14

     5.2  Closing Transactions ..................................... 15

6.   Indemnification ............................................... 15

     6.1  Definitions .............................................. 15

     6.2  Indemnification Generally ................................ 17

     6.3  Assertion of Claims ...................................... 17

     6.4  Notice and Defense of Third Party Claims ................. 18

     6.5  Survival of Representations, Warranties and Covenants .... 19

7.   Non-Competition ............................................... 19

8.   Repurchase of Assets .......................................... 20

9.   Amendment, Modification and Waiver ............................ 20

10.  Miscellaneous ................................................. 20

     10.1 Transfer Taxes, Etc. ..................................... 20

     10.2 Entire Agreement ......................................... 20

     10.3 Descriptive Headings ..................................... 20

     10.4 Notices .................................................. 20

     10.5 Counterparts ............................................. 22

     10.6 Bulk Sales Compliance .................................... 22

     10.7 Governing Law; Jurisdiction .............................. 22

     10.8 Attorneys' Fees .......................................... 22

     10.9 Benefits of Agreement .................................... 23

     10.10     Pronouns ............................................ 23

                                    EXHIBITS
                                    --------

Exhibit A -    Bill of Sale
Exhibit B -    Assignment and Assumption Agreement


SCHEDULES

1.1(a)         -    Medical Equipment, Furniture, Furnishings,
                    Trade Fixtures, and Office Equipment
1.1(c)         -    Equipment Leases
1.1(d)         -    Supplies
1.1(e)         -    Accounts Receivable
1.1(f)         -    Office Leases
1.1(g)         -    Deposits
1.1(h)         -    Additional Items
2.2            -    Allocation of Purchase Price
3.1(c)         -    Claims
3.1(d)         -    Litigation

                                   Definitions
                                   -----------


     The following terms which may appear in more than one Section of this Agreement are defined at the following pages:

Term                                                                Page
----                                                                ----

A/R Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

A/R Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

A/R Collections . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . .  2

Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . 16

Assignment and Assumption Agreement. . . . . . . . . . . . . . . . .  3

Assumed Obligations. . . . . . . . . . . . . . . . . . . . . . . . .  3

Bill of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Buyer Indemnification Event. . . . . . . . . . . . . . . . . . . . . 16

Buyer Indemnified Persons. . . . . . . . . . . . . . . . . . . . . . 16

Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8


Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Determination Date . . . . . . . . . . . . . . . . . . . . . . . . .  5

Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . 36

Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Excluded Obligations . . . . . . . . . . . . . . . . . . . . . . . .  3

Indemnified Persons. . . . . . . . . . . . . . . . . . . . . . . . . 16

Indemnifying Person. . . . . . . . . . . . . . . . . . . . . . . . . 16

Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Management Services Agreement. . . . . . . . . . . . . . . . . . . .  1

Permitted Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .  9

Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

Purchased Assets . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . . 12

Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Seller Indemnification Event . . . . . . . . . . . . . . . . . . . . 17

Seller Indemnified Persons . . . . . . . . . . . . . . . . . . . . . 17

Signature Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Statement of Allocation. . . . . . . . . . . . . . . . . . . . . . .  5

Subject Business . . . . . . . . . . . . . . . . . . . . . . . . . .  1